UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Appointment of Erez Kalir as a Director

On January 6, 2025 the Board of Directors (the “Board”) of Vor Biopharma Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Erez Kalir to fill the resulting vacancy, to serve on the Board as an independent Class III director until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified.

Mr. Kalir, age 52, has served as cofounder and chief operating officer of Manas AI, a company harnessing artificial intelligence tools to identify novel treatments for cancer, since January 2024, as founder and chief executive officer of Martial Eagle Fund, an investment fund, since May 2019, and as venture partner with FJ Labs, an investment fund, since November 2021. Mr. Kalir received an A.B. in English and biology from Stanford University, an MSc. in Biology from the University of Oxford and a J.D. from Yale Law School. The Company believes that Mr. Kalir is qualified to serve on the Board due to his experience as an investor, entrepreneur, thought leader and board member of private companies in the life sciences and technology sectors and his expertise in biology, finance and law.

In connection with his service as a director, Mr. Kalir will receive the Company’s standard non-employee director cash and equity compensation under its Non-Employee Directors’ Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2023. Pursuant to the Non-Employee Directors’ Compensation Policy, Mr. Kalir will receive a cash retainer fee of $40,000 for service as a director, payable in equal quarterly installments in arrears on the last day of each fiscal quarter, pro-rated based on the number of days served in the applicable fiscal quarter. In addition, Mr. Kalir received a stock option to purchase 60,000 shares of the Company’s common stock on the date of his appointment to the Board and will be eligible to receive a stock option to purchase 30,000 shares of the Company’s common stock on the date of each annual stockholder meeting of the Company, beginning with the 2025 stockholder meeting.

Mr. Kalir also entered into an indemnification agreement with the Company in the form previously approved by the Board and filed with the SEC as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 on January 15, 2021.

Mr. Kalir was selected as a nominee for director by Reid Hoffman pursuant to the terms of a securities purchase agreement, dated December 26, 2024, by and among the Company, Reprogrammed Interchange LLC (“Reprogrammed”), an entity with which Mr. Hoffman is affiliated, and the other investor party thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to appoint one individual designated by Reprogrammed to the Board as a Class III director, subject to approval by the Board upon the recommendation of the Nominating & Corporate Governance Committee of the Board, so long as Reprogrammed together with its Affiliates (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) continues to beneficially own at least 4.99% or more of the then issued and outstanding common stock of the Company.

Mr. Kalir has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 8, 2025 the Company issued a press release announcing the appointment of Mr. Kalir to the Board, a copy of which is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 8, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2025	Vor Biopharma Inc.

	By:	/s/ Robert Ang
	Name:	Robert Ang
	Title:	Chief Executive Officer